                                                                   Exhibit 10.16






================================================================================


                               PENFORD CORPORATION






                       RESTATEMENT AND EXCHANGE AGREEMENT


                           Dated as of August 1, 1998






         Re:          $14,285,600 Adjustable Rate Senior Notes
                              Due November 30, 2002






================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                                HEADING                                                   PAGE
SECTION 1.                 DESCRIPTION OF REORGANIZATION, NOTES AND COMMITMENT....................................1

       Section 1.1.        Reorganization.........................................................................1
       Section 1.2.        Description of Old Notes...............................................................2
       Section 1.3.        Description of New Notes...............................................................2
       Section 1.4.        Commitment, Closing Date...............................................................3
       Section 1.5.        Other Agreements.......................................................................4

SECTION 2.                 PREPAYMENT OF NOTES....................................................................4

       Section 2.1.        Required Prepayments...................................................................4
       Section 2.2.        Optional Prepayment With Premium.......................................................4
       Section 2.3.        Notice of Optional Prepayments.........................................................4
       Section 2.4.        Application of Prepayments.............................................................5
       Section 2.5.        Direct Payment.........................................................................5

SECTION 3.                 REPRESENTATIONS........................................................................5

       Section 3.1.        Representations of the Company.........................................................5
       Section 3.2.        Representations of the Purchasers......................................................5

SECTION 4.                 CLOSING CONDITIONS.....................................................................6

       Section 4.1.        Conditions.............................................................................6
       Section 4.2.        Waiver of Conditions...................................................................7

SECTION 5.                 COMPANY COVENANTS......................................................................8

       Section 5.1.        Corporate Existence, Etc...............................................................8
       Section 5.2.        Insurance..............................................................................8
       Section 5.3.        Taxes, Claims for Labor and Materials, Compliance with Laws............................8
       Section 5.4.        Maintenance, Etc.......................................................................8
       Section 5.5.        Nature of Business.....................................................................8
       Section 5.6.        Consolidated Tangible Net Worth........................................................9
       Section 5.7.        Indebtedness...........................................................................9
       Section 5.8.        Limitation on Liens...................................................................10
       Section 5.9.        Restricted Payments...................................................................12
       Section 5.10.       Mergers, Consolidations and Sales of Assets...........................................12
       Section 5.11.       Guaranties............................................................................14
       Section 5.12.       Repurchase of Notes...................................................................14
       Section 5.13.       Transactions with Affiliates..........................................................14

       Section 5.14.       Multiemployer Plan Liability and Termination of Pension Plans.........................15
       Section 5.15.       Reports and Rights of Inspection......................................................15

SECTION 6.                 EVENTS OF DEFAULT AND REMEDIES THEREFOR...............................................18

       Section 6.1.        Events of Default.....................................................................18
       Section 6.2.        Notice to Holders.....................................................................19
       Section 6.3.        Acceleration of Maturities............................................................19
       Section 6.4.        Rescission of Acceleration............................................................20

SECTION 7.                 AMENDMENTS, WAIVERS AND CONSENTS......................................................20

       Section 7.1.        Consent Required......................................................................20
       Section 7.2.        Solicitation of Holders...............................................................21
       Section 7.3.        Effect of Amendment or Waiver.........................................................21

SECTION 8.                 INTERPRETATION OF AGREEMENT; DEFINITIONS..............................................21

       Section 8.1.        Definitions...........................................................................21
       Section 8.2.        Accounting Principles.................................................................31
       Section 8.3.        Directly or Indirectly................................................................31

SECTION 9.                 MISCELLANEOUS.........................................................................31

       Section 9.1.        Registered Notes......................................................................31
       Section 9.2.        Exchange of Notes.....................................................................32
       Section 9.3.        Loss, Theft, Etc. of Notes............................................................32
       Section 9.4.        Expenses, Stamp Tax Indemnity.........................................................32
       Section 9.5.        Powers and Rights Not Waived; Remedies Cumulative.....................................33
       Section 9.6.        Notices...............................................................................33
       Section 9.7.        Successors and Assigns................................................................33
       Section 9.8.        Survival of Covenants and Representations.............................................33
       Section 9.9.        Severability..........................................................................34
       Section 9.10.       Governing Law.........................................................................34
       Section 9.11.       Captions..............................................................................34
       Section 9.12.       Oral Agreements.......................................................................34

Signature........................................................................................................35

ATTACHMENTS TO RESTATEMENT AND EXCHANGE AGREEMENT

Schedule I        --        Names and Addresses of Note Purchasers and Amounts of Commitments

Exhibit A         --        Form of Adjustable Rate Senior Note due November 30, 2002

Exhibit B         --        Representations and Warranties of the Company

Exhibit C         --        Form of Guaranty Agreement

Exhibit D         --        Form of Intercreditor Agreement

Exhibit E         --        Description of Special Counsel's Closing Opinion

Exhibit F         --        Form of Closing Opinion of Counsel to the Company and the Guarantor

                               PENFORD CORPORATION
                        777-108TH AVENUE N.E., SUITE 2390
                           BELLEVUE, WASHINGTON 98004


                       RESTATEMENT AND EXCHANGE AGREEMENT




         Re:         $14,285,600 Adjustable Rate Senior Notes
                              Due November 30, 2002
                                                                     Dated as of
                                                                  August 1, 1998



To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Gentlemen:

         Reference is made to the separate Note Agreements, each dated as of November 1, 1992 (the "Note Agreements"), between the undersigned, PENFORD CORPORATION, a Washington corporation which is the successor to Penwest, Ltd., a Delaware corporation (the "Company"), and the Purchasers named in Schedule I to this Restatement and Exchange Agreement (the or this "Agreement"). The Company and the Purchasers entered into a First Amendment, Waiver and Consent dated as of December 1, 1997 (the "First Amendment"), relating to the Note Agreements, but the conditions to the effectiveness of the First Amendment were not satisfied. The Company now wishes to amend and restate the Note Agreements as hereinafter set forth, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, you agree to such amendment and restatement.

SECTION 1. DESCRIPTION OF REORGANIZATION, NOTES AND COMMITMENT.

         Section 1.1. Reorganization. The Company proposes the following corporate reorganization transactions (being referred to individually as a "Transaction" and collectively as the "Transactions"):

                   (a) the transfer of certain assets currently used in the Company's pharmaceuticals business to the Restricted Subsidiary of the Company which is primarily engaged in the pharmaceuticals business, formerly known as Edward Mendell Co., Inc., a Washington corporation (the "Pharmaceuticals Company"), and the change of the name of the Pharmaceuticals Company to Penwest Pharmaceuticals Co.;

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)


                   (b) the distribution by the Company to its shareholders of the outstanding Common Stock of the Pharmaceuticals Company (the "Spin-off");

                   (c) the entering into of the following agreements between the Company and the Pharmaceuticals Company in connection with the Spin-off (collectively, the "Inter-Company Agreements"): (i) a service agreement pursuant to which the Company will, on an interim basis, provide the Pharmaceuticals Company with certain general corporate services after the Spin-off; (ii) an excipient supply agreement pursuant to which the Company will manufacture and supply exclusively to the Pharmaceuticals Company all of the Pharmaceuticals Company's EMDEX and CANDEX requirements; (iii) an employee benefits agreement pursuant to which the Company will, for a specified period of time, permit employees of the Pharmaceuticals Company to continue to be covered under certain of the Company's employee benefit plans; (iv) a tax allocation agreement pursuant to which, as long as the Pharmaceuticals Company participates in the Company's consolidated return, the Pharmaceuticals Company will be required to pay to the Company, or will be entitled to receive from the Company, the Pharmaceuticals Company's allocable portion of consolidated federal or state income tax liability or credits; and (v) a separation agreement between the Company and the Pharmaceuticals Company setting forth the agreements of the parties with respect to the separation of the pharmaceuticals business from the Company's food and paper business and the Spin-off; and

                   (d)     the Penwest Guarantee.

In order to permit the Transactions, the Company now requests the following amendment and restatement of the Note Agreements and waivers and consents in connection therewith, and, based on the representations and warranties of the Company herein set forth and subject to the terms and conditions herein provided, the Purchasers are willing to enter into such amendment and restatement and to extend such waivers and consents.

         Section 1.2. Description of Old Notes. Pursuant to the Original Note Agreements, the Company issued and sold to the Purchasers $20,000,000 aggregate original principal amount of its 7.93% Senior Notes due November 30, 1992 (the "Old Notes").

         Section 1.3. Description of New Notes. (a) The Company will authorize the issue in exchange for the Old Notes of $14,285,600 aggregate principal amount of its Adjustable Rate Senior Notes due November 30, 1992 (the "New Notes"), to be dated the date of issue, to bear interest from such date at the rate of 8.43% per annum (subject to adjustment as set forth in paragraph (b) of this Section), payable at maturity, to be expressed to mature on November 30, 2002, and to be substantially in the form attached hereto as Exhibit A. Interest on the New Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If the date on which a payment shall be due is not a Business Day, then the payment date shall be the next Business Day. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term "New Notes" or

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

"Notes" as used herein shall include each New Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in
Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers".

         (b) In the event the Indebtedness to Consolidated Capitalization Ratio exceeds 62% as at the end of any fiscal quarter of the Company, the interest rate borne by the Notes shall be increased to 8.93% per annum, commencing with the first interest payments to become due 60 days or more after the end of such fiscal period and applicable to the calculation of the entire semiannual interest payment then due.

         (c) The New Notes shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of interest otherwise then borne by the New Notes plus 2% per annum after the date due, whether by acceleration or otherwise, until paid.

         Section 1.4. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth:

                   (a)     you hereby agree with the Company as follows:

                           (i) You waive any  Default or Event of Default under
                  Sections 5.9, 5.10 and 5.13 hereof arising solely from the Transactions;

                           (ii) The Spin-off will not constitute a Restricted
                  Payment for purposes of Section 5.9 hereof, provided that the Spin-off is completed by November 1, 1998;

                          (iii) None of the Transactions will constitute a
                  disposition of assets for purposes of Section 5.10 hereof, provided that the Spin-off is completed by November 1, 1998; and

                           (iv) None of the Inter-Company Agreements will
                  constitute a transaction or arrangement with any Affiliate for purposes of Section 5.13 hereof; and

                   (b) the Company agrees to issue to you in exchange for the Old Notes held by you, and you agree to surrender such Old Notes to the Company in exchange therefor and for payment of accrued interest on the Old Notes to and including the Closing Date, New Notes in the principal amount set forth opposite your name on Schedule I hereto in a principal amount equal to the unpaid principal amount of such Old Notes on the Closing Date hereafter mentioned.

         Delivery of the New Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against surrender of Old Notes in the same principal

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

amount as the New Notes at 10:00 A.M., Chicago, Illinois, time, on August 28, 1998 or such earlier date as may be determined by not less than five Business Days' prior written notice from the Company to the Purchasers (the "Closing Date").

         The New Notes delivered to you on the Closing Date will be delivered to you in the form of a registered Note or registered Notes to be acquired by you in the form attached hereto as Exhibit A, for the full amount to be acquired by you (in the denominations specified by you in Schedule I), registered in your name or in the name of your nominee, all as you may specify at any time prior to the date fixed for delivery.

         Section 1.5. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to acquire from the Company the principal amount of New Notes set forth opposite such Purchasers' name in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreement by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.

         Section 2.1. Required Prepayments. The Company agrees that on November 30 in each year, commencing November 30, 1998 and ending November 30, 2001, both inclusive, it will prepay and apply and there shall become due and payable on the aggregate principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $2,857,200 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on November 30, 2002. No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. For purposes of this
Section 2.1, any prepayment of less than all of the outstanding Notes pursuant to Section 2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on November 30, 2002, and then to the remaining scheduled principal payments in inverse chronological order.

         Section 2.2. Optional Prepayment With Premium. In addition to the payments required by Section 2.1, upon compliance with Section 2.3 the Company shall have the privilege of prepaying the outstanding Notes on any interest payment date, either in whole or in part (but if in part then in a minimum aggregate principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five business days prior to the date of such prepayment pursuant to this Section 2.2.

         Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) that a premium may be

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

payable, (iv) the date when such premium will be calculated, (v) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with the prepayment of such Note and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount applicable to such prepayment.

         Section 2.4. Application of Prepayments. All partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

         Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes regarding the place or manner of payment of the Notes, in the case of any Note owned and registered in accordance with Section 9.1 by you or by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this
Section 2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you or any such subsequent Institutional Holder may from time to time direct in writing.

SECTION 3. REPRESENTATIONS.

         Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         Section 3.2. Representations of the Purchasers. You represent, and in entering into this Agreement the Company understands, that you are an Accredited Investor and acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that at least one of the following statements is an accurate

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

representation as to each account (an "Account") in which the Old Notes to be surrendered by you for cancellation are held and for which the Notes being acquired by you are being acquired:

                   (a) the Account is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                   (b) the Account is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund.

         As used in this Section 3.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

SECTION 4. CLOSING CONDITIONS.

         Section 4.1. Conditions. Your obligation to acquire the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

                   (a) Guaranty Agreement. The Guaranty Agreement substantially in the form attached hereto as Exhibit C shall have been duly executed and delivered by the Guarantor and shall be in full force and effect.

                   (b) Intercreditor Agreement. The Intercreditor Agreement substantially in the form attached hereto as Exhibit D shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

                   (c) Closing Certificate of the Company. You shall have received a certificate dated the Closing Date, signed by the President, a Vice President or the Corporate Director of Finance of the Company, the truth and accuracy of which shall be a condition to your obligation to acquire the Notes proposed to be delivered to you and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

                   (d) Closing Certificate of the Guarantor. You shall have received a certificate dated the Closing Date, signed by the President, a Vice President or the Corporate Director of Finance of the Guarantor, the truth and accuracy of which shall be a condition to your obligation to acquire the Notes proposed to be delivered to you and to the effect that the representations and warranties of the Guarantor set forth in the Guaranty Agreement hereto are true and correct on and with respect to the Closing Date.

                   (e) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Bogle & Gates, counsel for the Company and the Guarantor, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits E and F, respectively, hereto.

                   (f) Related Transactions. The Company shall have consummated the exchange of the entire principal amount of the New Notes for the Old Notes pursuant to this Agreement and the other Agreements referred to in Section 1.3. This shall also be a condition to the Company's obligation to deliver any New Notes pursuant to this Agreement or the other Agreements.

                   (g) Amendment Fee and Accrued Interest. Each Purchaser shall have received a fee equal to 0.25% of the unpaid principal amount of the Old Notes held by such Purchaser and accrued interest on the Old Notes held by such Purchaser through and including the Closing Date.

                   (h) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this
Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

SECTION 5. COMPANY COVENANTS.

         From and after the date of this Agreement and continuing so long as any amount remains unpaid on any Note:

         Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 5.10.

         Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

         Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any Lien not permitted under Section 5.8.

         Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         Section 5.5. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         Section 5.6. Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than (i) $40,000,000 plus (ii) 50% of GAAP Net Income (without giving effect to any losses) for each Fiscal Quarter beginning on or after May 31, 1998 plus (iii) 75% of the Net Equity Proceeds from any equity offering by the Company or any of its Subsidiaries after May 31, 1998.

         Section 5.7.    Indebtedness.  The Company will not at any time permit:

                   (a) the Indebtedness to Consolidated Capitalization Ratio to exceed the following levels at any time during the periods set forth below:

                            (i)     While the Penwest Guarantee is in effect:

                                         PERIOD                                 RATIO
                                    to August 31, 1999                      0.65 to 1.00

                                    from August 31, 1999
                                      to August 31, 2000                    0.62 to 1.00

                                    from August 31, 2000
                                      to August 31, 2001                    0.52 to 1.00

                                    on and after
                                      August 31, 2001                       0.50 to 1.00

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                           (ii) After the Penwest Guarantee is released:

                                         PERIOD                                 RATIO
                                    to November 30, 1998                    0.62 to 1.00

                                    from November 30, 1998
                                      to August 31, 1999                    0.60 to 1.00

                                    from August 31, 1999
                                      to August 31, 2000                    0.57 to 1.00

                                    from August 31, 2000
                                      to August 31, 2001                    0.52 to 1.00

                                    on and after
                                      August 31, 2001                       0.50 to 1.00

                   (b) its Leverage Ratio to exceed the following levels:

                                         PERIOD                                 RATIO
                                    to August 31, 1999                      3.75 to 1.00

                                    from August 31, 1999
                                      to August 31, 2000                    3.25 to 1.00

                                    on and after
                                      August 31, 2000                       2.75 to 1.00

                   (c) its Interest/Rental Expense Coverage Ratio to fall below
3.0 to 1.0.

                   (d) the aggregate principal amount of all Indebtedness of Subsidiaries (excluding such Indebtedness as constitutes a Penford Products Obligation, as defined in the Intercreditor Agreement) at any time to exceed 10% of the sum of the principal amount of all Indebtedness and Consolidated Net Worth.

         Section 5.8. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                   (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
         Section 5.3;

                   (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured provided that the aggregate amount of such judgments or awards shall not exceed $5,000,000;

                   (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (d) existing survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties ("Encumbrances") or future Encumbrances, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

                   (e) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

                   (f) Liens existing as of the date of this Agreement and reflected on Annex B to Exhibit B to this Agreement; and

                   (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that
         (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         not exceed the total purchase price at the time of acquisition of such fixed assets, and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.7.

         Section 5.9. Restricted Payments. The Company will not except as hereinafter provided:

                   (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

                   (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                   (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto any Event of Default shall have occurred and be continuing or the aggregate amount of Restricted Payments made during the period from and after August 31, 1997 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (x) $6,500,000 plus (y) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) plus the net proceeds from the issuance or sale of common stock after August 31, 1997 other than proceeds from an issuance or sale of common stock described in paragraph (b) of this
Section 5.9; provided, that the foregoing limitations shall not apply to any payment of dividends to the Company by a Subsidiary.

         The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

         For the purposes of this Section 5.9, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

        Section 5.10. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         in paragraph (d) of this Section 5.10) of the assets of the Company and its Subsidiaries; provided, however, that:

                   (1) any Subsidiary may merge or consolidate with or into the Company or any Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                   (2) any Subsidiary may merge or consolidate with any other corporation if the surviving or continuing corporation (i) is a United States corporation and (ii) is a Subsidiary;

                   (3) the Company may consolidate or merge with any other corporation if (i) the surviving or continuing corporation is the Company or if not, the surviving or continuing corporation (A) is a United States corporation, (B) concurrently with the consummation of such merger or consolidation assumes in writing all obligations of the Company under the Agreement and the obligation to pay all outstanding Notes and delivers a copy thereof to all holders of such Notes, and
         (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing; and

                   (4) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to the Company or any other Subsidiary.

         (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.10, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

                   (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                   (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                   (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                   (4) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                   (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries.

         (d) As used in this Section 5.10, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 10% of Total Assets, determined as of the end of the immediately preceding fiscal year; provided, however, that assets shall not be deemed to be sold, leased or otherwise disposed of for purposes of making the computations required by the preceding provisions of this paragraph to the extent that the proceeds therefrom shall, within 180 days of such sale, lease or disposition thereof by the Company or its Subsidiary, as the case may be, either (i) be used to purchase capital assets for use in the business of the Company and its Subsidiaries, or (ii) applied to reduce Indebtedness of the Company or its Subsidiaries.

        Section 5.11. Guaranties. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except (i) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure; (ii) Guaranties which constitute Guaranties of obligations incurred by any Subsidiary in compliance with the provisions of this Agreement; or (iii) Guaranties of the Company and its Subsidiaries existing as of the date of this Agreement and reflected on Annex B to Exhibit B hereto.

        Section 5.12. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate (or upon the agreement of the Company, any Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, Section 6.3, Section 6.4 and Section 7.1.

        Section 5.13. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

        Section 5.14. Multiemployer Plan Liability and Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The Company and any Subsidiary will not permit any employee benefit plan maintained by it to be terminated if such termination could result in the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

         Section 5.15. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section 5.15 and concurred in by the independent public accountants referred to in Section 5.15(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

                   (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                            (1) consolidated balance sheets of the Company and
                  its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                            (2) consolidated statements of income of the Company
                  and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                            (3) consolidated and consolidating statements of
                  cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                   (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                            (1) consolidated balance sheets of the Company and
                  its Subsidiaries as of the close of such fiscal year, and

                            (2) consolidated statements of income and retained
                  earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

                   (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and upon written request any annual management letter received from such accountants;

                   (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                   (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan in a distress termination under Section 4041(c) of ERISA or an involuntary termination under Section 4042 of ERISA; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (iv) a transaction which is prohibited under Section 406 of ERISA and which is not exempt under Section 408 of ERISA in connection with any Plan if such prohibited transaction could result in liability which could materially and adversely affect the properties, business, prospects or condition (financial or otherwise) of the Company and its

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         Subsidiaries taken as a whole; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the commencement or threatened (in writing) commencement of legal proceedings by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                   (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section
         5.6 through Section 5.14 at the end of the period covered by the financial statements then being furnIshed, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                   (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

                   (h) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all of their books of account, financial records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. You agree and any subsequent holder of any Note shall be deemed to agree to keep confidential any information made available to you pursuant to such a visit or inspection, provided that you may disclose any such information (i) as may be appropriate in connection with enforcing compliance with the terms and conditions of this Agreement or the Notes, (ii) as has become generally available to the public, (iii) as may be required in any report, statement or testimony submitted to

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

or required by any municipal, state, or Federal regulatory body, agency, authority or commission having or claiming to have jurisdiction over you, (iv) as may be necessary in connection with the sale of the Notes to any prospective bona fide purchaser, (v) to the National Association of Insurance Commissioners (or any successor agency thereto), or (vi) to any entity utilizing such information to rate or classify your debt or equity Securities or to report to the public concerning the industry of which you are a part.

SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                   (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

                   (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section 2.1; or

                   (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                   (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on (i) the Credit Agreement and such default shall continue beyond the period of grace, if any, allowed with respect thereto or (ii) any other Indebtedness (other than the Notes) of the Company or any Subsidiary in an aggregate amount in excess of $5,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (e) Default or the happening of any event shall occur under
         (i) the Credit Agreement and such Default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company or any Subsidiary outstanding thereunder, or (ii) any other indenture, agreement or other instrument under which Indebtedness of the Company or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company or any Subsidiary outstanding thereunder in an aggregate amount in excess of $5,000,000; or

                   (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.5 through Section 5.7 and Section 5.9 through Section 5.14; or

                   (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the holder of any Note; or

                   (h) Any representation or warranty made by the Company herein or made by the Guarantor in the Guaranty Agreement, or made by the Company or the Guarantor in any statement or certificate furnished by the Company or the Guarantor in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto or by the Guarantor pursuant to the Guaranty Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

                   (i) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                   (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 90 days after such appointment; or

                   (k) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

                   (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 90 days after such institution.

         Section 6.2. Notice to Holders. When any Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of any Note or of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding.

         Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section 6.1 has happened and is continuing, any holder of any Note may, and when any Event of DeFault described in paragraphs (d) through (i), inclusive, of said Section 6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

hereby expressly waived. When any Event of Default described in paragraphs (j),
(k) or (l) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

         Section 6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                   (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                   (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

                   (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

         Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of more than 50% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

(i) which will change the time of payment (including any prepayment required by Section 2.1) of the prinCipal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or
Section 6.

         Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

         Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS.

         Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Accredited Investor" shall have the meaning set forth in Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company, (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, or (iv) who is an officer or director of the Company or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         "Bank" shall mean The Bank of Nova Scotia.

         "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday for banks in the States of Washington or Iowa.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Lease Liabilities" shall mean all monetary obligations of the Company and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Consolidated Current Debt" shall mean all Current Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                   (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                   (b) the proceeds of any life insurance policy;

                   (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                   (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

                   (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

                   (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

                   (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

                   (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                   (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                   (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

                   (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

         "Consolidated Net Worth" shall mean the consolidated net worth of the Company and its Subsidiaries, as reflected in the consolidated financial statements of the Company and its Subsidiaries.

         "Consolidated Tangible Net Worth" shall mean the consolidated net worth of the Company and its Subsidiaries (if any) less (unless otherwise deducted in determining consolidated net worth) the aggregate amount of any intangible assets of the Company and its Subsidiaries, including, without limitation, deferred financing and organizational costs (net of amortization), goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, all as reflected in the consolidated financial statements of the Company and its Subsidiaries.

         "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be calculated in accordance with GAAP; provided, however, that the Contingent Liability of the Company or any Subsidiary under any guarantee of any Person's obligation under a revolving credit facility shall be deemed to be the amount of the borrowing then outstanding under such facility plus any interest accrued thereon and any other charges then due under such facility.

         "Credit Agreement" shall mean the Credit Agreement dated as of July 2, 1998, among the Company, Penford Products and the Bank, as Agent for the Lenders named therein, as the same may be amended from time to time.

         "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "EBITDA" shall mean, for any period of four Fiscal Quarters, the earnings from continuing operations of the Company and its Subsidiaries (as reflected in their consolidated financial statements) before interest expense, taxes, depreciation and amortization, calculated on a rolling four Fiscal Quarter basis, but excluding any historical one time non-recurring charges and the charges incurred by the Company in connection with the divestiture of Penwest.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Event of Default" shall have the meaning set forth in Section 6.1.

         "Exchange Act Reports" shall have the meaning specified in paragraph 4(b) of Exhibit B hereto.

         "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

         "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on August 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g.,

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

the "1997 Fiscal Year") refer to the Fiscal Year ending on the August 31 occurring during such calendar year.

         "Funded Debt" of any Person shall mean all Indebtedness of such Person in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "GAAP Net Income" shall mean the consolidated net income of the Company and its Subsidiaries, determined in accordance with GAAP.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Guaranty Agreement" shall mean the Guaranty Agreement of the Guarantor substantially in the form attached hereto as Exhibit C.

         "Guarantor" shall mean Penford Products.

         "Indebtedness" of any Person shall mean, without duplication:

                   (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                   (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                   (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                   (d) whether or not so included as liabilities in accordance with GAAP, all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                   (e) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, (i) obligations of a Subsidiary to the Company or a Wholly-Owned Subsidiary shall not be considered Indebtedness and
(ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent that either (x) such Person is directly obligated for such Indebtedness, or (y) that such Indebtedness is a Contingent Liability of such Person.

         "Indebtedness to Consolidated Capitalization Ratio" means the ratio of
(i) the principal amount of all Indebtedness of the Company and its Subsidiaries (if any) to (ii) the sum of the principal amount of all Indebtedness and Consolidated Net Worth.

         "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

         "Intercompany Agreements" shall have the meaning set forth in Section 1.1.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement substantially in the form attached hereto as Exhibit D.

         "Interest/Rental Expense Coverage Ratio" shall mean, for any period of four consecutive Fiscal Quarters, the ratio of (i) the sum of the EBITDA and Personal Property Rental Expense of the Company and its Subsidiaries for such period to (ii) the sum of their interest expense and Personal Property Rental Expense.

         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         "Leverage Ratio" shall mean, for any period of four consecutive Fiscal Quarters, the ratio of (i) the sum of the Indebtedness of the Company and its Subsidiaries as of the end of such period to (ii) the sum of the EBITDA of the Company and its Subsidiaries for such period.

         "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan Agreement" shall mean the Loan Agreement dated as of July 2, 1998, between Penwest and the Bank, as the same may be amended from time to time.

         "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by Section 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than the interest rate then borne by any Note, the Make-Whole Amount as to such Note shall be zero. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean 0.50% plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being prepaid (taking into account the application of such prepayment required by Section 2.1). If no maturity exactly corresponds to such WeiGhted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                  "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                  "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal of the Notes that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of Section 2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will eLapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

         "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Net Equity Proceeds" shall mean, with respect to any issuance by the Company or any Subsidiary of any equity securities, the gross consideration received by or for the account of the issuer minus underwriting and brokerage commissions, discounts and fees and other professional fees and expenses relating to such issuance that are payable by the issuer.

         "New Notes" or "Notes" shall have the meaning set forth in Section 1.3.

         "Old Notes" shall have the meaning set forth in Section 1.2.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Penford Products" shall mean Penford Products Co., a Delaware corporation.

         "Penford Products Obligation" shall have the meaning specified in the Intercreditor Agreement.

         "Penwest" shall mean Penwest Pharmaceuticals Co., a Washington corporation.

         "Penwest Guarantee" shall mean the guarantees by the Company and Penford Products of that certain $15,000,000 revolving term credit facility provided by Scotiabank to Penwest.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         "Person" shall mean any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Personal Property Rental Expense" shall mean the expense for the rental or lease of furniture, fixtures and equipment, including without limitation leases of rail cars.

         "Pharmaceuticals Company" shall have the meaning set forth in Section 1.1.

         "Plan" shall mean a "pension plan," as such term is defined in Section 3(2)(A) of ERISA, which is a defined benefit plan, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "PTE" shall have the meaning set forth in Section 3.2.

         "Purchasers" shall have the meaning set forth in Section 1.3.

         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in Section 4043(b) of ERISA other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations; provided, however, that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall constitute a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC.

         "Restricted Investments" shall mean all Investments other than Investments described in the following subparagraphs (a) through (g):

                   (a) Investments by the Company and its Subsidiaries in property to be used in, and receivables arising from the sale of goods and services in, the ordinary course of business of the Company and its Subsidiaries;

                   (b) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

                   (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in three years or less from the date of acquisition thereof;

                   (d) Investments in securities maturing within three years from the date of acquisition thereof, issued by a municipality located in the United States which are, at the time of acquisition thereof by the Company or a Subsidiary, accorded one of the top two rating classifications by Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

                   (e) Investments in certificates of deposit or banker's acceptances maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of either the United States, Canada, Japan or a country located in Western Europe and having capital, surplus and undivided profits aggregating at least $100,000,000;

                   (f) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded one of the top two rating classifications of Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing; and

                   (g) other Investments of the Company and/or its Subsidiaries existing as of the date of this Agreement which are described in Annex B to Exhibit B to this Agreement.

         In valuing any Investments for the purposes of this Agreement, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this definition, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         "Scotiabank" shall mean The Bank of Nova Scotia.

         "Security" shall have the same meaning as in Section 2(a)(1) of the Securities Act of 1933, as amended.

         "Spin-off" shall have the meaning set forth in Section 1.1.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         "Stockholders' Equity" shall mean the sum of capital stock, premium (exclusive of any premium arising by virtue of any appraisal or revaluation of any assets) and retained earnings of the Company.

         The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Total Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves).

         "Transaction" and "Transactions" shall have the meanings set forth in
Section 1.1.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

         Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9. MISCELLANEOUS.

         Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

         At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

         The Person in whose name (or in whose nominee's name) any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Person.

         Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $50,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. For a period of three years after the Closing Date, the Company may require representations, an opinion of counsel or other documentation reasonable to verify that any transfer of a Note is not in violation of the registration requirements of the Securities Act of 1933, as amended or similar state securities laws; provided that the Company shall reimburse or pay directly any out-of-pocket expenses incurred by any Holder of a
Note in connection with the compliance by such Holder with the requirements of this sentence.

         Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchasers or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company; provided, that upon request by the Company such owner shall verify the authority of any such authorized officer by the delivery to the Company of a certificate to such effect from senior officials of such owner who have supervisory responsibility of such officer.

         Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. You represent that you have not engaged any broker or finder in connection with the negotiation, execution or delivery of this Agreement.

         Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

         Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 777-108th Avenue N.E., Suite 2390, Bellevue, Washington 98004-5193, Attention: Jeffrey T. Cook or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in
Schedule I, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

         Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

         Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto,

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

         Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Washington law.

         Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 9.12. Oral Agreements. Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

Penford Corporation                           Restatement and Exchange Agreement
                                                          (1992 Note Agreements)

         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                        PENFORD CORPORATION

                                        By  /s/ Victor W. Breed
                                           Name:  Victor W. Breed
                                           Title:  Corporate Director of Finance
Accepted as of August 1, 1998.
                                        UNITED OF OMAHA LIFE INSURANCE COMPANY
                                        By /s/ Edwin H. Garrison Jr.
                                           Name:  Edwin H. Garrison Jr.
                                           Title:  First Vice President

                                        MUTUAL OF OMAHA INSURANCE COMPANY
                                        By /s/ Edwin H. Garrison Jr.
                                           Name:  Edwin H. Garrison Jr.
                                           Title:  First Vice President

                                        UNITED WORLD LIFE INSURANCE COMPANY
                                        By /s/ Edwin H. Garrison Jr.
                                           Name:  Edwin H. Garrison Jr.
                                           Title:  Authorized Signer

                                        COMPANION LIFE INSURANCE COMPANY
                                        By /s/ Edwin H. Garrison Jr.
                                           Name:  Edwin H. Garrison Jr.
                                           Title:  Assistant Treasurer

                                        By /s/ Jeffry F. Sailer
                                           Name:  Jeffry F. Sailer
                                           Title:  Assistant Treasurer

                                        AMERICAN REPUBLIC INSURANCE COMPANY
                                        By /s/ G. F. Sheldon
                                           Name:  G. F. Sheldon
                                           Title:  Senior Vice President,
                                                   Investments

                                        FARMERS AND TRADERS LIFE INSURANCE
                                        COMPANY
                                        By /s/ Frank J. D'Onofrio, Jr.
                                           Name:  Frank J. D'Onofrio, Jr.
                                           Title:  Vice President-Investments

                                   SCHEDULE I

                                                     PRINCIPAL AMOUNT
          NAME AND ADDRESS                            OF NOTES TO BE
           OF PURCHASERS                                ACQUIRED

UNITED OF OMAHA LIFE INSURANCE COMPANY                 $8,928,500
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penford Corporation, Adjustable Rate Senior Notes due 2002, PPN 707051 A# 5, principal, premium or interest") to:

         Chase Manhattan Bank
         ABA #021-000-021
         Private Income Processing

         for credit to:  United of Omaha Life Insurance Company
         Account Number 900-9000200
         a/c G07097
         PPN:  707051 A# 5
         Interest Amount:  ____________________________________________
         Principal Amount:  ___________________________________________

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

         The Chase Manhattan Bank
         4 New York Plaza-13th Floor
         New York, New York  10004
         Attention: Investment Processing-J. Pipperato a/c: G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111



                                   SCHEDULE I
                     (to Restatement and Exchange Agreement)

                                                     PRINCIPAL AMOUNT
          NAME AND ADDRESS                            OF NOTES TO BE
           OF PURCHASERS                                ACQUIRED

MUTUAL OF OMAHA INSURANCE COMPANY                      $3,214,260
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penford Corporation, Adjustable Rate Senior Notes due 2002, PPN 707051 A# 5, principal, premium or interest") to:

         Chase Manhattan Bank
         ABA #021-000-021
         Private Income Processing

         for credit to:  Mutual of Omaha Insurance Company
         Account Number 900-9000200
         a/c G07096
         PPN:  707051 A# 5
         Interest Amount:  ____________________________________________
         Principal Amount:  ___________________________________________

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

         The Chase Manhattan Bank
         4 New York Plaza-13th Floor
         New York, New York  10004
         Attention: Investment Processing-J. Pipperato a/c: G07096

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0246511

                                                     PRINCIPAL AMOUNT
          NAME AND ADDRESS                            OF NOTES TO BE
           OF PURCHASERS                                ACQUIRED

COMPANION LIFE INSURANCE COMPANY                        $714,280
Mutual of Omaha Plaza
Omaha, Nebraska  68175
Attention:  Investment Division
Telefacsimile: (402) 351-2913
Confirmation: (402) 351-2583

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

         Companion Life Insurance Company
         c/o The Bank of New York (ABA #0210-0001-8)
         Account Number 111566 Income Collection
         Attention:  P&I Department
         For Payment on:   Penford Corporation, Adjustable Rate Senior Notes due
                           2002, PPN 707051 A# 5
         Interest Amount:  ____________________________________________
         Principal Amount:_____________________________________________
         Payable Date:  _______________________________________________
         CLICO

Notices

All notices of payment, on or in respect of the Notes and written confirmation of each such payment, to:

         Companion Life Insurance Company
         Mutual of Omaha Plaza
         Omaha, Nebraska  68175
         Attention:  Investment Securities Accounting

with duplicate notice to:

         Companion Life Insurance Company
         401 Theodore Fremd Avenue
         Rye, New York  10580-1493
         Attention:  Financial Division

All notices and communications other than those in respect to payments to be addressed as first provided above with duplicate notice to:

         Companion Life Insurance Company
         401 Theodore Fremd Avenue
         Rye, New York  10580-1493
         Attention:  Financial Division

Name of Nominee in which Notes are to be issued:  HARE & CO.

Taxpayer I.D. Number for HARE & CO.:  13-6062916

                                                     PRINCIPAL AMOUNT
          NAME AND ADDRESS                            OF NOTES TO BE
           OF PURCHASERS                                ACQUIRED

AMERICAN REPUBLIC INSURANCE COMPANY                     $714,280
P. O. Box One
Des Moines, Iowa  50301
Attention:  G. F. Sheldon

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penford Corporation, Adjustable Rate Senior Notes due 2002, PPN 707051 A# 5, principal, premium or interest") to:

         Norwest Bank Iowa, N.A. (ABA #073-000-228)
         666 Walnut Street
         Des Moines, Iowa  50304

         for credit to:  American Republic Insurance Company
         Account Number 045671
         For Payment on:   Penford Corporation, Adjustable Rate Senior Notes
                           due 2002, PPN 707051 A# 5
         Interest Amount:      [$_________]
         Principal Amount:     [$_________]
         Payable Date:       [Payment Date]

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0113630

                                                     PRINCIPAL AMOUNT
          NAME AND ADDRESS                            OF NOTES TO BE
           OF PURCHASERS                                 ACQUIRED

UNITED WORLD LIFE INSURANCE COMPANY                      $357,140
c/o Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska  68175
Attention:  Investment Division
Telefacsimile:  (402) 351-2913
Confirmation:  (402) 351-2583

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penford Corporation, Adjustable Rate Senior Notes due 2002, PPN 707051 A# 5, principal, premium or interest") to:

         FirsTier Bank-Omaha (ABA #1040-0002-9)
         17th and Farnam Streets
         Omaha, Nebraska  68102

         for credit to:  United World Life Insurance Company
         Account Number 016-7-039
         For Payment on:   Penford Corporation, Adjustable Rate Senior Notes due
                           2002, PPN 707051 A# 5
         Interest Amount:  ____________________________________________
         Principal Amount:  ___________________________________________
         Payable Date:  _______________________________________________

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed: Attention: Investments/Securities Accounting.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  75-6010770

                                                     PRINCIPAL AMOUNT
          NAME AND ADDRESS                            OF NOTES TO BE
           OF PURCHASERS                                 ACQUIRED

FARMERS AND TRADERS LIFE INSURANCE COMPANY               $357,140
960 James Street, P. O. Box 1056
Syracuse, New York  13201
Attention:  Frank J. D'Onofrio, Jr.

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Penford Corporation, Adjustable Rate Senior Notes due 2002, PPN 707051 A# 5, principal, premium or interest") to:

         US TR NYC (ABA #021-001318)
         Account Number 47363300
         Attention:  Collection Department

         for credit to:  Farmers and Traders Life Insurance Company
         Account Number 898280
         For Payment on:   Penford Corporation, Adjustable Rate Senior Notes due
                           2002, PPN 707051 A# 5
         Interest Amount:      [$_________]
         Principal Amount:     [$_________]
         Payable Date:       [Payment Date]

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

         Atwell & Company
         P. O. Box 456, Wall Street Station
         New York, New York  10005
         For the account of: Farmers and Traders Life Insurance Company Account Number 898280

Name of Nominee in which Notes are to be issued:  Atwell and Company

Taxpayer I.D. Number:  13-6065575

                               PENFORD CORPORATION
                           Adjustable Rate Senior Note
                              Due November 30, 2002




No.
                                                              ____________, 19__
$


         Penford Corporation, a Washington corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the thirtieth day of November, 2002
                             the principal amount of

                                                          DOLLARS ($___________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.43% per annum from the date hereof until maturity, or at such other rate as may be determined from time to time in accordance with Section 1.3(b) of the Restatement and Exchange Agreements (as hereinafter defined), payable semiannually on the thirtieth day of each May and November in each year (commencing on November 30, 1998) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of interest then borne by such Note plus 2.0% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Bellevue, Washington in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the Company's $14,285,600 aggregate principal amount Adjustable Rate Senior Notes due November 30, 2002 (the "Notes") issued or to be issued under and pursuant and subject to the terms and provisions of the separate Restatement and Exchange Agreements, each dated as of August 1, 1998 (the "Restatement and Exchange Agreements"), entered into by the Company with the original Purchasers therein referred to. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Restatement and Exchange Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Restatement and Exchange Agreements for a statement of such rights and benefits.



                                    EXHIBIT A
                     (to Restatement and Exchange Agreement)

         This Note and the other Notes outstanding under the Restatement and Exchange Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Restatement and Exchange Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Restatement and Exchange Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                            PENFORD CORPORATION



                                            By__________________________________
                                              Its

                         REPRESENTATIONS AND WARRANTIES


         The Company represents and warrants to you as follows:

          1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         2. Corporate Organization and Authority. The Company, and each Subsidiary,

                   (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                   (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                   (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

          3. Compliance with Law. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements or the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

          4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of August 31 in each of the years 1992 to 1997, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods.



                                    EXHIBIT B
                     (to Restatement and Exchange Agreement)

         (b) Since August 31, 1997, except as set forth in the Company's Form 10-K Annual Report filed November 26, 1997, 10-Q Quarterly Reports filed January 14, 1998, April 3, 1998, July 10, 1998 (copies of which have been furnished to the Purchasers), pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act Reports"), there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

          5. Indebtedness. Annex B attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company and its Subsidiaries outstanding on August 24, 1998.

          6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          7. Pending Litigation. Except as set forth in the Exchange Act Reports, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.

          8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property which it purports to own, and has good title to all the other material items of property which it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

          9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

         10. Sale is Legal and Authorized. The delivery of the New Notes and compliance by the Company with all of the provisions of the Agreements and the New Notes --

                   (a) are within the corporate powers of the Company;

                   (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                   (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise which action has not been taken), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

         11. No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is not in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

         13. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before August 31, 1994, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

         14. Use of Proceeds. None of the transactions contemplated in the Agreements will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf, has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers. Neither the Company, directly or indirectly, nor any agent on its behalf, has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

         16. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any nonexempt prohibited transaction with respect to any Plan as to which the Company is a party-in-interest within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so which has or would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole and (c) no steps have been instituted to terminate any Plan in a distress termination under Section 4041(c) of ERISA or a termination instituted by the PBGC under Section 4042 of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than $1,000,000 in the aggregate. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

         17. Compliance with Environmental Laws. Neither the Company nor any Subsidiary is in material violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the

Company and its Subsidiaries, taken as a whole. The Company does not know of any material liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

                           SUBSIDIARIES OF THE COMPANY


           NAME                               STATE OF INCORPORATION                           OWNERSHIP
  Penford Products Co.                              Delaware                                     100%

Penford Export Corporation                        Virgin Islands                                 100%



                                     ANNEX A
                                 (to Exhibit B)

                          DESCRIPTION OF DEBT, LEASES,
                        INVESTMENTS, GUARANTIES AND LIENS
                             (As of August 24, 1998)


1.       Current Debt:  None other than as disclosed in No. 2 and No. 5 below.

2.       Funded Debt:

         Seafirst                                  Overnight Borrowings                   $3,566,000

         The Bank of Nova Scotia,
         Keybank National Association
         U.S. Bank National Association            Credit Agreement                       $34,000,000

         Seafirst                                  9.55% unsecured Note                   $420,000

         United of Omaha Life Insurance
           Co. (among others)                      7.93% Senior Notes                     $14,285,600

         Principal Mutual Life Insurance           7.59% Series A Senior Notes            $10,000,000
           Co. (among others)                      8.35% Series B Senior Notes            $10,000,000

3.       Capital Leases:  None

4.       Investments:

         Note Receivable from Tod R. Hamachek                             $1,215,000
         Penford Products Co.                                             100% outstanding stock
         Penford Export Corporation                                       100% outstanding stock

5.       Guaranties:

                   (a) The Penwest Guarantee, by Penford Corporation and Penford Products, of an amount up to a maximum of $18,000,000.

                   (b) The co-borrowing by Penford Products Co. and Penford Corporation under the Credit Agreement with The Bank of Nova Scotia, KeyBank National Association and U.S. Bank National Association.

6.       Liens:  None



                                     ANNEX B
                                 (to Exhibit B)

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of Washington and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.

                    2. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Bogle & Gates is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Washington, the By-laws of the Company and the General Corporation Law of the State of Washington. The opinion of Chapman and Cutler is limited to the laws of the State of Washington and the Federal laws of the United States. Chapman and Cutler may rely on the opinion of Bogle & Gates as to all matters of Washington law.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon



                                    EXHIBIT E
                     (to Restatement and Exchange Agreement)
representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                             FORM OF CLOSING OPINION
                   OF COUNSEL TO THE COMPANY AND THE GUARANTOR



                                 August __, 1998

To the Parties Listed on
  the Attached Schedule


         Re:                                     Penford Corporation

Ladies and Gentlemen:

         We have acted as counsel for Penford Corporation, a Washington corporation ("Penford"), and Penford Products Co., a Delaware corporation ("Products"), in connection with the preparation of the separate Restatement and Exchange Agreements, each dated as of August 1, 1998 between Penford and the Purchasers listed on Schedule I thereto relating to the amendment, restatement and exchange of certain Note Agreements dated as of November 1, 1992 (collectively, the "Restatement Agreements").

         In so acting, we have examined the following documents, instruments and certificates:

                   (1)     The Restatement Agreements.

                   (2) Adjustable Rate Senior Note dated August 28, 1998 in the stated principal amount of $8,928,000 made by Penford payable to United of Omaha Life Insurance Company or registered assigns.

                   (3) Adjustable Rate Senior Note dated August 28, 1998 in the stated principal amount of $3,214,260 made by Penford payable to Mutual of Omaha Insurance Company or registered assigns.

                   (4) Adjustable Rate Senior Note dated August 28, 1998 in the stated principal amount of $714,280, made by Penford payable to Hare & Co. or registered assigns.

                   (5) Adjustable Rate Senior Note dated August 28, 1998 in the stated principal amount of $714,280, made by Penford payable to American Republic Insurance Company or registered assigns.

                   (6) Adjustable Rate Senior Note dated August 28, 1998 in the stated principal amount of $357,140, made by Penford payable to United World Life Insurance Company or registered assigns.



                                    EXHIBIT F
                     (to Restatement and Exchange Agreement)

                   (7) Adjustable Rate Senior Note dated August 28, 1998 in the stated principal amount of $357,140, made by Penford payable to Atwell and Company or registered assigns.

                   (8) Guaranty Agreement dated as of August 1, 1998 (the "Guaranty") made by Penford Products Co. ("Products").

                   (9) A Certificate of Existence/Authorization, dated August 25, 1998, issued with respect to Penford by the Secretary of State of the State of Washington.

                  (10) A Certificate issued by the Secretary of State of the State of Delaware dated August 24, 1998, issued with respect to the good standing of Products.

                  (11) An Officer's Certificate, dated as of August 28, 1998, of the Corporate Director of Finance of Penford with respect to certain factual matters.

                  (12) An Officer's Certificate, dated as of August 28, 1998, of the Vice President and Assistant Secretary of Products with respect to certain factual matters.

                  (13) A Certificate of Secretary of Penford, dated as of August 28, 1998.

                  (14) A Certificate of Secretary of Products, dated as of August 28, 1998.

                  (15) The Articles of Incorporation of Penford together with all amendments thereto, certified as of August 25, 1998 by the Secretary of State of the State of Washington.

                  (16) The Bylaws of Penford together with all amendments thereto.

                  (17) The Restated Certificate of Incorporation of Products together with all amendments thereto, certified as of August 24, 1998 by the Secretary of State of the State of Delaware.

                  (18) The Bylaws of Products together with all amendments thereto.

                  (19) Originals or copies certified to our satisfaction of such other corporate records of Penford and Products, and certificates of public officials and officers of Penford and Products, as we have deemed necessary as a basis for the opinions expressed below.

         For the purposes of this letter, the documents listed above are referred to individually as a Document and collectively as the "Documents"; the Documents listed as items (1) through (8) above are sometimes referred to individually as a "Credit Document" and collectively as the "Credit Documents". Items (11) and (12) above are referred to as the "Officer's Certificates". As to questions of fact material to our opinions, we have relied without independent verification solely on the Credit Documents and the other documents, instruments and certificates submitted to us. However, whenever our opinions relate to our "knowledge," by the use of terms such as "to our knowledge," with your permission, the facts upon which such opinions are based are solely those contained in the Officer's Certificates and those in the conscious awareness of attorneys in this firm who are actively involved in the legal representation of the Penford or Products.

         In rendering the opinions expressed below in this letter, we have assumed with your permission and without independent verification:

                  (i) the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals or copies, and the exact conformity with the executed originals of all documents, instruments and certificates submitted to us as copies;

                  (ii) that each Document has been duly executed and delivered by or on behalf of all persons and entities (other than Penford or Products) that are signatories thereto and that in each case such execution and such delivery have been pursuant to all requisite power and authority, corporate and otherwise;

                  (iii) that the execution and delivery by each Purchaser of each Document to which it is a party, and the performance by Purchasers of all of its obligations under each Document to which it is a party, have been duly authorized by all necessary corporate and other action;

                  (iv) that each Document to which any person (other than Penford or Products) is a party constitutes a valid and binding obligation of such person, enforceable against such person in accordance with its terms;

                  (v) that neither the execution and delivery by Penford or Products of any Credit Document to which it is a party, nor the performance by Penford or Products of its obligations under any Credit Document to which it is a party, contravenes, or is rendered invalid, not binding or unenforceable under any law other than the laws of the State of Washington, the General Corporation Law of Delaware and the Federal laws of the United States;

                  (vi) that each Purchaser is an entity duly organized and validly existing under the laws of its jurisdiction of organization and is in good standing under such laws;

                  (vii) that all parties have negotiated the transaction, and will exercise their rights and remedies, under the Credit Documents and applicable law, in good faith and with fair dealing and in a commercially reasonable manner;

                  (viii) that all parties have no notice of any defense against the enforcement of the Credit Documents;

                  (ix) that there has not been any mutual mistake of fact or misunderstanding; and

                  (x) that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Documents.

         We are qualified to practice law in the State of Washington, and we do not express any opinions in this letter concerning any laws other than the laws of the State of Washington, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. However, we express no opinion in this letter as to statutes, ordinances, administrative decisions, rules and regulations of counties, cities, towns, municipalities, special political subdivisions (whether created or enacted through federal, state or regional action) and the like, and decisions and interpretations thereof. As used in opinion paragraph 6 below, the term "Material Agreement" means any agreement or instrument listed as an exhibit to Penford's 10-K report filed pursuant to the Securities Exchange Act of 1934 for the fiscal year ended August 31, 1997 and the three 10-Q reports for the three subsequent quarters.

         Based upon and subject to the foregoing, and further subject to the qualifications set forth below, we are of the opinion that:

                    1. Penford is a corporation duly incorporated and validly existing under the laws of the State of Washington and is duly authorized to transact business in the corporate form in the State of Washington. Penford has all requisite corporate power and corporate authority to execute and perform the Restatement Agreements, to issue the Notes and to carry on the business described in Penford's most recent 10-K report.

                    2. Products is a corporation duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence in Delaware. Products is duly qualified to do business as a foreign corporation and is in good standing in the states of Idaho, Iowa, Colorado and Washington. All outstanding shares of Products are owned of record by Penford.

                    3. The execution and performance by Penford of the Restatement Agreements have been duly authorized by all necessary corporate action. The Restatement Agreements have been duly executed and delivered by Penford, and constitute the legal, valid and binding obligations of Penford, enforceable against Penford in accordance with their respective terms.

                    4. The execution and performance by Penford of the Notes have been duly authorized by all necessary corporate action. The Notes have been duly executed and delivered by Penford, and constitute the legal, valid and binding obligations of Penford, enforceable against Penford in accordance with their respective terms.

                    5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with any State of Washington or United States Federal governmental body, is necessary for the valid execution and delivery of the Restatement Agreements or the issuance of the Notes.

                    6. The issuance and sale of the Notes and the execution, delivery and performance by Penford of the Restatement Agreements do not result in any breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien (as that term is defined in Section 8.1 of the Restatement Agreements) upon any of the property of Penford pursuant to the provisions of the Articles of Incorporation or Bylaws of Penford or any Material Agreement.

                    7. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3.2 of the Restatement Agreements, the issuance, sale and delivery of the Notes under the circumstances contemplated by the Restatement Agreements do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                    8. The execution and performance by Products of the Guaranty have been duly authorized by all necessary corporate action. The Guaranty has been duly executed and delivered by Products, and constitutes the legal, valid and binding obligation of Products, enforceable against Products in accordance with its terms.

         The opinions expressed above are subject to the following qualifications:

                    A. The validity and enforceability of obligations, and the availability of rights and remedies, under the Credit Documents are subject to and may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, preference, receivership, moratorium and similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and principles that may limit the availability of specific performance or injunctive or other equitable relief), whether such validity or enforceability of obligations or availability of rights and remedies is considered in an action or proceeding in equity or at law.

                    B. As to the opinion expressed in paragraph 6 above relating to Material Agreements, we express no opinion in this letter as to, (a) financial covenants or similar provisions in Material Agreements which require financial calculations or determinations to ascertain compliance, (b) provisions in such agreements or instruments which relate to the occurrence or existence of any material adverse change or event or similar concept or (c) patrol or other extrinsic evidence bearing on the interpretation or construction of such agreements or instruments. In addition, if any Material Agreements are governed by the laws of a jurisdiction other than the State of Washington, then, with your permission, our opinion as to the Material Agreements expressed in paragraph 6 above is based solely upon the plain meaning of the language in such agreements and instruments without regard to interpretation or construction that might be indicated by the laws governing such agreements and instruments.

                    C. Although we express no opinion as to the effect of any fraudulent conveyance or transfer laws, we call to your attention that such laws may be implicated by certain aspects of the transaction contemplated by the Credit Documents, including, without limitation, the guarantee by Products of liability for the obligations of Penford under the Credit Documents. Such liability, and security interests securing such liability, could be rendered unenforceable by the application of fraudulent conveyance or transfer laws. The effect of any fraudulent conveyance or transfer laws depends upon the solvency and adequacy of capital of, and other factual matters relating to, Products after giving effect to the transactions contemplated by the Credit Documents. We have not undertaken any investigations or verification of, and we express no opinion as to, any such factual matters.

                    D.     We express no opinion as to:

                           (i) the effect of the law of any jurisdiction, other
                  than the State of Washington and the United States, in which enforcement of any Credit Document may be sought which limits the rates of interest legally chargeable or collectible;

                           (ii) any provisions in any Credit Document pertaining
                  to jurisdiction, venue or choice of law; and

                           (iii) any other provisions in the Credit Documents
                  insofar as such provisions purport (A) to require amendments, modifications or waivers of any provisions of the Credit Documents to be in writing, (B) to provide that any person or entity (1) may have rights to release, exculpation, indemnity or contribution, (2) may have rights to forfeiture or the payment of any sum as liquidated damages, late charges or prepayment premiums, to the extent such sum constitutes a penalty, (3) may have rights to any increase in any rate of interest upon delinquency in payment or the occurrence of a default, to the extent such increase constitutes a penalty,
                  (4) may pursue inconsistent remedies or (5) waives any right, remedy or defense, including without limitation the right to a trial by jury and the right to appeal; or (C) to allow Purchasers to charge interest on interest.

                  E. We call to your attention that:

                           (i) under the laws of the State of Washington, any
                  provision in an agreement requiring a party to pay another party's attorneys' fees and costs in any action to enforce the provisions of such agreement will be construed to entitle the prevailing party in any such action, whether or not such party is the party specified in such agreement, to be awarded its reasonable attorneys' fees, costs and necessary disbursements;

                           (ii) the courts of the State of Washington may
                  consider extrinsic evidence (both oral and written) of circumstances surrounding the Credit Documents to ascertain the intent of the parties thereto in using the language set forth in the Credit Documents, regardless of whether or not the language set forth in the Credit Documents is plain and unambiguous on its face and regardless of any statement by the parties thereto in the Credit Documents that the Credit Documents constitute an integrated expression of the agreement of the parties thereto, and such courts may incorporate additional or supplementary terms into the Credit Documents.

                  F. We express no opinion as to any matters whatsoever relating to:

                           (i) the adequacy of consideration for the
                  indebtedness evidenced by the Credit Documents;

                           (ii) the accuracy or completeness of any information
                  furnished to any party;

                           (iii) the accuracy or completeness of any
                  representations made by any party;

                           (iv) the financial status of any party; and

                           (v) the ability of any party to meet its obligations
                  under the Credit Documents.

         This letter is furnished to you pursuant to Section 4.1(e) of the Restatement Agreements, and is intended solely for your benefit and may not be used or relied upon by you for any other purpose, or be quoted or delivered to, or used or relied upon by any other person or entity for any purpose, in each case without our prior written consent, provided, however, participants in or assignees of the Credit Documents ("Additional Reliance Parties") may rely on our opinions expressed herein, subject to the following understandings: (a) this opinion is based solely on our examination of the Credit Documents, and in reliance on the assumptions and qualifications contained herein, and on the law in effect on the date hereof, (b) this opinion is rendered solely as of the date hereof, (c) we have not reviewed the nature or documentation of any Additional Reliance Parties' right, title, or interest in, to, or under the Credit Documents, and we have not been advised of the identity, nature, nationality or other characteristics of the Additional Reliance Parties, and our opinions are further qualified to the extent of the consequences that would be revealed by an examination and knowledge thereof, (d) the definition of "Purchaser" or "Purchasers" as used in this opinion does not include any Additional Reliance Parties, and (e) none of the Additional Reliance Parties shall become clients of our firm based upon any reliance by them on this letter.

         The opinions expressed above are rendered as of the date of this letter. We expressly disclaim any obligation to update this letter or otherwise to advise you of any matters (including, but not limited to, any subsequently enacted, published or reported laws, rules, regulations or judicial decisions having retroactive effect) which may come to our attention after the date of this letter and which affect any of the opinions expressed in this letter.

         Nothing contained in this opinion shall be deemed to constitute a waiver of the attorney-client privilege between this firm and Penford and Products.

                                            Very truly yours,

                                    SCHEDULE

                     United of Omaha Life Insurance Company
                              Mutual of Omaha Plaza
                              Omaha, Nebraska 68175

                        Mutual of Omaha Insurance Company
                              Mutual of Omaha Plaza
                              Omaha, Nebraska 68175

                        Companion Life Insurance Company
                              Mutual of Omaha Plaza
                              Omaha, Nebraska 68175

                       United World Life Insurance Company
                      c/o Mutual of Omaha Insurance Company
                              Mutual of Omaha Plaza
                              Omaha, Nebraska 68175

                       American Republic Insurance Company
                                  P. O. Box One
                             Des Moines, Iowa 50301

                   Farmers and Traders Life Insurance Company
                        960 James Street, P. O. Box 1056
                            Syracuse, New York 13201